UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2013 (July 29, 2013)

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

366 Walker Drive

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

The information regarding the Independent Director Agreement entered into by Rex Energy Corporation (the “Company”) and Todd N. Tipton described under “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 29, 2013, the Board of Directors of the Company appointed Todd N. Tipton as a new director of the Company to serve until the Company’s next Annual Meeting of Stockholders.

Mr. Tipton, 58, is an independent consultant for exploration and production (E&P) companies in the oil and gas industry. From September 2006 until his retirement in April 2013, Mr. Tipton served as the Executive Vice President of Exploration for SandRidge Energy, Inc., where he was responsible for the exploration and exploitation strategy for the company. Before joining SandRidge, Mr. Tipton served as Exploration Manager for the Western Division of Devon Energy Corporation. Prior to that, he was a private consultant for several oil and gas clients, both domestic and international, the Senior Vice President of Exploration for Samson Resources, and held various managerial and consulting roles for E&P companies. Mr. Tipton began his career with Conoco Inc., now ConocoPhillips Company, where he served in both managerial and technical roles working on domestic and international projects. He holds a Bachelor of Arts degree in Geology from The State University of New York at Buffalo and completed the executive development program at the Johnson Graduate School of Management at Cornell University.

In connection with his appointment as a director of the Company, Mr. Tipton entered into an Independent Director Agreement with the Company. The agreement provides that Mr. Tipton will be entitled to the compensation provided for in the Director Compensation Plan of the Company, as the plan may be amended from time to time (the “Plan”), including an equity grant in connection with his election to the Board. The description of the current Plan was included in the Company’s Proxy Statement on Schedule 14A under the heading “Director Compensation in 2012” filed with the U.S. Securities and Exchange Commission on April 8, 2013, and such information is hereby incorporated by reference into this Current Report on Form 8-K. The agreement further provides that the Company will reimburse Mr. Tipton for his reasonable out-of-pocket expenses incurred in connection with the performance of his duties as a director, that he will be covered by any directors’ and officers’ liability insurance maintained by the Company, and that he is entitled to limitations of liability and indemnification rights as provided in the Company’s Certificate of Incorporation and Bylaws, the General Corporation Law of the State of Delaware, and other applicable law. The foregoing description of the Independent Director Agreement is qualified in its entirety by reference to the complete text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 29, 2013, the Company issued a press release announcing the appointment of Mr. Tipton as a director of the Company, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

10.1	Independent Director Agreement effective July 29, 2013 by and between Rex Energy Corporation and Todd N. Tipton

99.1	Press Release of Rex Energy Corporation dated July 29, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: August 2, 2013	By:	/s/ Jennifer L. McDonough
		Name:	Jennifer L. McDonough
		Title:	Vice President, General Counsel and Corporate Secretary